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                                  EXHIBIT (99)


                                OXFORD LETTERHEAD






                                           Re:      Oxford Health Plans, Inc.
                                                    800 Connecticut Avenue
                                                    Norwalk, CT 06854
For Further Information:

Stephen F. Wiggins
Chairman
(203) 852-1442

FOR IMMEDIATE RELEASE
October 27, 1997


         OXFORD HEALTH PLANS REPORTS REVISED THIRD QUARTER EXPECTATIONS


NORWALK, CONNECTICUT, OCTOBER 27, 1997 -- Oxford Health Plans, Inc. (NASDAQ:OXHP) today announced that it expects to report a charge to net earnings of between $47 to $53 million in the third quarter. The charge allows Oxford to make additions to reserves for medical claims. Additionally, the Company will report lower revenues for the third quarter than originally expected due to adjustments to membership resulting from delayed premium bills. Consequently, the Company expects to report a loss of between $.83 and $.88 per share for the quarter.

"These adjustments recently came to the Company's attention as a result of reviewing and reconciling previously delayed premium bills and medical claims," said Stephen F. Wiggins, Oxford's Chairman. "We overestimated how much of our customer accounts receivable were collectable, and the catch up of claims payments revealed payment obligations that exceeded our original estimates. Much of the charge relates to expenses incurred in prior periods".

Delays in generating premium bills from September 1996 to June 1997 adversely affected the Company's ability to ultimately collect premiums due. Billings became current during the third quarter and the Company began intensive efforts to reconcile and collect accounts receivable. As a result of information recently gained from that process, Oxford reduced its membership estimates for the third quarter to account for these retroactive changes. The Company expects revenues for the third quarter to be $111 million lower than previous estimates. Membership at September 30, 1997 is expected to be 1,942,600.

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Oxford also stated that it was raising its estimates of future Medicare expenses and planned additional administrative expenditures during 1998 to strengthen operations. These two factors lower fourth quarter earnings estimates to a range of $.25 to $.27 per share, not including the expected $.50 addition to earnings per share expected from the sale of Health Partners, Inc. Management believes increased costs will impact earnings estimates for 1998 by $.60 to $.80 per share.

"The fundamentals of our business remain strong and these adjustments create more reserves for the benefit of our customers," said Wiggins. "Despite the membership adjustments, we still expect to report 109,100 additional members during the third quarter, and strong enrollment growth continues. Further, the information we have received to date has not changed management's assumptions for commercial product pricing for 1998."




            Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release, such as statements concerning the Company's results of operations, health care costs and administrative costs, operations matters, and other statements regarding matters that are not historical facts are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934, as amended); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to,

1. Changes in Federal or State regulation relating to health care and health benefit plans.

2. Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans.

3. Competition from health benefit plan providers and competitive pressure on pricing Oxford products.

4. High administrative costs in operating Oxford's business, the Company's ability to develop processes and systems to support its growing operations and the cost and impact on service of changing technologies.

5. Those factors included in the Company Annual Report on Form 10-K filed with the Securities and Exchange Commission and available from the Company by calling 1-800-889-7546 ext. 1616.



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